ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-200212 Dated May 6, 2015

ETRACS Monthly Pay 2xLeveraged MSCI REIT US INDEX ETN

Headline	Description line 1	Description line 2	Display URL
UBS ETRACS LRET	Monthly Compounded 2x Leveraged	Exposure to the MSCI US REIT Index.	etracs.ubs.com/LRET
UBS ETRACS LRET	Variable Monthly Coupon Linked to	Cash Distributions on the Index.	etracs.ubs.com/LRET
Leveraged LRET	ETRACS Monthly Pay 2x Leverared	MSCI US REIT Index ETN.	etracs.ubs.com/LRET

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement, or product supplement and pricing supplement, for the offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offering to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and the prospectus supplement, or applicable product supplement and pricing supplement, by calling toll-free (+1-877-387 2275).